
<ARTICLE> 5
<LEGEND>
The schedule contains summary financial information extracted from Dean
Witter Cornerstone Fund III and is qualified in its entirety by reference to such financial statements.
</LEGEND>

<PERIOD-TYPE>                   6-MOS
<FISCAL-YEAR-END>                          DEC-31-1999
<PERIOD-END>                               JUN-30-1999
<CASH>                                      35,428,932
<SECURITIES>                                         0
<RECEIVABLES>                                  302,268<F1>
<ALLOWANCES>                                         0
<INVENTORY>                                          0
<CURRENT-ASSETS>                                     0
<PP&E>                                               0
<DEPRECIATION>                                       0
<TOTAL-ASSETS>                              37,705,359<F2>
<CURRENT-LIABILITIES>                                0
<BONDS>                                              0
<PREFERRED-MANDATORY>                                0
<PREFERRED>                                          0
<COMMON>                                             0
<OTHER-SE>                                           0
<TOTAL-LIABILITY-AND-EQUITY>                37,705,359<F3>
<SALES>                                              0
<TOTAL-REVENUES>                               687,064<F4>
<CGS>                                                0
<TOTAL-COSTS>                                        0
<OTHER-EXPENSES>                             1,920,342
<LOSS-PROVISION>                                     0
<INTEREST-EXPENSE>                                   0
<INCOME-PRETAX>                             (1,233,278)
<INCOME-TAX>                                         0
<INCOME-CONTINUING>                         (1,233,278)
<DISCONTINUED>                                       0
<EXTRAORDINARY>                                      0
<CHANGES>                                            0
<NET-INCOME>                                (1,233,278)
<EPS-BASIC>                                        0
<EPS-DILUTED>                                        0

<F1>Receivables include interest receivable of $114,124 and due from
DWR of $188,144.
<F2>In addition to cash and receivables, total assets include net unrealized gain on open contracts of $2,153,381 and net option premiums of $(179,222).
<F3>Liabilities include redemptions payable of $478,864, accrued management fees of $124,795 and accrued administrative expenses of $142,106.
<F4>Total revenues include realized trading revenue of $(43,305), net change in unrealized of $50,571 and interest income of $679,798.

